UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2020

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 24, 2020, CSI Compressco LP (the “Partnership”) was notified by the Nasdaq Stock Market LLC (“Nasdaq”) that the closing price of the Partnership’s common units over the prior 30 consecutive trading day period was below $1.00 per unit, which is the minimum closing price per unit required to maintain continued listing on the Nasdaq Global  Market under Rule 5450 of the Nasdaq Listing Rules (“Rule 5450”).

Under the Nasdaq Listing Rules, the Partnership usually would have 180 calendar days from the date of the notification to regain compliance with the Nasdaq Listing Rules. However, on April 16, 2020,  Nasdaq announced a rule change providing relief to listed companies that, due to market conditions resulting from the impact of COVID-19, have fallen out of compliance with certain of  Nasdaq’s continued listing standards.  As a result of the relief announced by Nasdaq, the compliance period provided by Rule 5810(c)(3)(A) of the Nasdaq Listing Rules has been tolled with the effect that the days between April 17, 2020 and June 30, 2020 will not be counted toward the normal 180 day compliance period. Starting on July 1, 2020, the Partnership will have a period of 180 days to regain compliance with Rule 5450, during which time our common units will continue to be listed and traded on the Nasdaq Global Market, subject to our compliance with other applicable continued listing standards. Therefore, to regain compliance, the closing price of the Partnership’s common units on the Nasdaq Global Market must be at least $1.00 per unit for a minimum of ten consecutive trading days prior to the expiration of the extended compliance period on December 28, 2020.

If we fail to regain compliance with Rule 5450 by December 28, 2020, the common units will be subject to  Nasdaq’s suspension and delisting procedures. The Partnership will monitor the closing price of its common units and intends to consider all available options to regain compliance with the requirements of Rule 5450, including, if necessary, by implementing a reverse  split of the Partnership’s common units, subject to approval by the board of directors of the Partnership’s general partner. A delisting of our common units from  Nasdaq could negatively impact the Partnership by, among other things, reducing the liquidity and market price of our common units, reducing the number of investors willing to hold or acquire our common units, limiting our ability to issue securities or obtain financing in the future, and limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby restricting our ability to access the public capital markets.

The notice does not affect ongoing business operations of the Partnership or its reporting requirements with the Securities and Exchange Commission and does not result in a default under any of the Partnership’s credit or debt agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: April 30, 2020

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